Albany International Corp. Prosperity Plus Savings Plan

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement (Nos. 333-195269, 333-140995, 333-76078, 333-90069, 033-60767, 333-190774) on Form S-8 of Albany International Corp. of our report dated June 29, 2015, with respect to the statement of net assets available for benefits of the Albany International Corp. Prosperity Plus Savings Plan as of December 31, 2014, the related statement of changes in net assets available for benefits for the year then ended, and the supplemental Schedule H, Line 4i – Schedule of Assets (Held at End of Year) as of December 31, 2014, which report appears in the December 31, 2014 annual report on Form 11-K of the Albany International Corp. Prosperity Plus Savings Plan.

/s/ KPMG LLP

Albany, New York

June 29, 2015

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-195269, 333-140995, 333-76078, 333-90069, 033-60767, 333-190774) of Albany International Corp. of our report dated June 20, 2014 relating to the financial statements of Albany International Corp. Prosperity Plus Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 29, 2015